Exhibit 99
PRESS RELEASE
GE Reports 2Q’14 Operating EPS $0.39, +8%
2Q Industrial Organic Revenues +5%; Segment Profit +9%
2Q Operating Margins Up 20 Basis Points
Backlog of $246B, Up $23B from Year-Ago
Retail Finance IPO Targeted for End of July
Total-Year Framework on Track

2Q Highlights
•	2Q operating EPS $0.39, +8%
•	2Q Industrial segment revenues +7%
•	Growth market orders +14%, revenues +6%
•	Services orders +14%, revenues +5%
•	1H margins +30 bps vs. year-ago
•	Cash generation of $3.4 billion year-to-date, including $1.4 billion GECC dividend
•	GE Capital ENI (excluding cash and equivalents) at $371 billion, down 5% vs. year-ago

FAIRFIELD, Conn. – July 18, 2014 – GE [NYSE: GE] announced today second-quarter 2014 operating earnings of $3.9 billion, with operating earnings per share of $0.39, up 8% from the second quarter of 2013.  GAAP earnings from continuing operations were $3.6 billion, with earnings per share of $0.35, up 13% from last year.  Revenues were $36.2 billion for the quarter, up 3% from the year-ago period.

“GE had a good performance in the quarter and in the first half of 2014, with double-digit industrial segment profit growth, 30 basis points of margin expansion, and nearly $6 billion returned to shareholders,” said GE Chairman and CEO Jeff Immelt.  “The environment continues to be generally positive.”

Industrial segment profits rose 9% in the second quarter to $4.2 billion.  Industrial segment margins expanded 20 basis points over the prior-year period.  Industrial segment revenues grew 7%, with organic growth of 5%.  Growth market revenues were up 6% for the quarter, and growth market orders rose 14%, with increases in six of nine growth regions.  Services revenues were up 5%, and services orders rose 14%.

GE’s backlog of equipment and services at the end of the quarter was $246 billion, up $23 billion over the year-ago period with increases in every segment.  The Company’s investment in technology was reflected in its launch order during the quarter for Tier 4 locomotives, nine HA gas turbines to date, and its order for the oil and gas industry’s first 20k-psi rated deepwater drilling system.  This week, GE and CFM (a 50/50 joint venture between GE and Snecma) also announced Farnborough Airshow wins of more than $36 billion at list price, including $13 billion with Emirates, $3.3 billion with easyJet, and $2.6 billion with American Airlines.

During the quarter, GE’s offer for Alstom’s Power and Grid businesses was accepted by the Alstom board and approved by the French government.  It is proceeding to works council consultations and is subject to Alstom shareholder approval and customary regulatory approvals.  The deal is targeted to close in 2015.  GE expects Alstom to be accretive to earnings in 2015, and add $0.06 to $0.09 per share in 2016.  This will accelerate the Company’s portfolio strategy to achieve 75% of earnings from its Industrial business by 2016.

GE Capital continued its strategy to decrease the size of its non-core portfolio.  ENI (excluding cash and equivalents) was at $371 billion at quarter-end, down $2.4 billion from last quarter and down 5% from the year-ago period.  General Electric Capital Corporation’s (GECC) estimated Tier 1 common ratio (Basel 1) rose 51 basis points from the year-ago period to 11.7%, and net interest margin was strong at 5%.  Through the first half of the year, GECC has returned $1.4 billion in dividends to the parent.  GECC recorded tax benefits in the quarter to reflect a lower expected tax rate for 2014, primarily driven by its planned tax-efficient disposition of the consumer bank in the Nordics.

GE is also announcing today that it is targeting the IPO of its North American Retail Finance business (Synchrony Financial) for the end of July, the first step in a planned, staged exit from that business.

GE continues to make good progress with its simplification goals.  The Company is on track to meet its goal of $1 billion or more in structural cost-out for the year, with $382 million of cost-out through the first half of 2014.

Cash from GE operating activities (CFOA) was $3.4 billion year-to-date.  GE ended the quarter with $87 billion of consolidated cash and cash equivalents.  The Company has returned $5.9 billion to shareowners year-to-date, including $4.4 billion of dividends and $1.5 billion of stock buyback.

Immelt concluded, “Our total-year framework is on track and we are committed to delivering for our investors.  Investments in R&D are paying off in Industrial segment growth and the share gains we see across the board are reinforced by the Farnborough Airshow this week.  GE Capital is returning cash to the parent while becoming more focused on its core business.  Our balanced approach to capital allocation is delivering cash to shareowners.  With the Retail Finance split-off and Alstom acquisition, we are boldly repositioning the Company for the future.”

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Second-quarter Highlights:

Second-quarter operating earnings were $3.9 billion, up 7% from second-quarter 2013, and operating EPS was $0.39, up 8%.  GAAP earnings from continuing operations (attributable to GE) were $3.6 billion, up 10%, or $0.35 per share, up 13% from the second quarter of 2013.

Including the effects of discontinued operations, second-quarter net earnings attributable to GE were $3.5 billion ($0.35 per share) compared with $3.1 billion ($0.30 per share) in the second quarter of 2013.

Second-quarter revenues increased 3% to $36.2 billion.  Industrial sales of $26.2 billion increased 7% compared to the second quarter of 2013.  GECC revenues of $10.2 billion decreased 6% from last year.

Cash generated from GE operating activities year-to-date totaled $3.4 billion.  Cash generated from Industrial operating activities totaled $2.0 billion.

GE will discuss preliminary second-quarter results on a webcast at 8:30 a.m. ET today, available at www.ge.com/investor.  Related charts are now posted on our website for your review prior to the call.

*   *   *
About GE
GE (NYSE: GE) works on things that matter.  The best people and the best technologies taking on the toughest challenges.  Finding solutions in energy, health and home, transportation and finance.  Building, powering, moving and curing the world.  Not just imagining.  Doing.  GE works.  For more information, visit the company's website at www.ge.com.

GE’s Investor Relations website at www.ge.com/investor and our corporate blog at www.gereports.com, as well as GE’s Facebook page and Twitter accounts, including @GE_Reports, contain a significant amount of information about GE, including financial and other information for investors.  GE encourages investors to visit these websites from time to time, as information is updated and new information is posted.

Caution Concerning Forward-Looking Statements:
This document contains “forward-looking statements” – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” or “would.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: current economic and financial conditions, including volatility in interest and exchange rates, commodity and equity prices and the value of financial assets; potential market disruptions or other impacts arising in the United States or Europe from developments in sovereign debt situations; the impact of conditions in the financial and credit markets on the availability and cost of General Electric Capital Corporation’s (GECC) funding and on our ability to reduce GECC’s asset levels as planned; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; pending and future mortgage securitization claims and litigation in connection with WMC, which may affect our estimates of liability, including possible loss estimates; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the adequacy of our cash flows and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; GECC’s ability to pay dividends to GE at the planned level, which may be affected by GECC's cash flows and earnings, financial services regulation and oversight, and other factors; our ability to convert pre-order commitments/wins into orders; the price we realize on orders since commitments/wins are stated at list prices; the level of demand and financial performance of the major industries we serve, including, without limitation, air and rail transportation, power generation, oil and gas production, real estate and healthcare; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation; our capital allocation plans, as such plans may change including with respect to the timing and size of share repurchases, acquisitions, joint ventures, dispositions and other strategic actions; our success in completing announced transactions and integrating acquired businesses; adverse market conditions, timing of and ability to obtain required bank regulatory approvals, or other factors relating to us or Synchrony Financial could prevent us from completing the Synchrony IPO and split-off as planned; our ability to complete the proposed transactions and alliances with Alstom and realize anticipated earnings and savings; the impact of potential information technology or data security breaches; and numerous other matters of national, regional and global scale, including those of a political, economic, business and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.
This document includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

Investor Contact:
Matt Cribbins, 203.373.2424
matthewg.cribbins@ge.com

Media Contact:
Seth Martin, 203.572.3567
seth.martin@ge.com

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GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings
(unaudited)
	Consolidated			GE(a)			Financial Services (GECC)
Three Months Ended June 30	2014	2013	V%	2014	2013	V%	2014	2013	V%
Revenues and other income
Sales of goods and services	$26,098	$24,502	7%	$26,226	$24,623	7%	$34	$31	10%
Other income	338	104		292	2		-	-
GECC earnings from continuing operations	-	-		1,864	1,924		-	-
GECC revenues from services	9,797	10,453		-	-		10,213	10,885
Total revenues and other income	36,233	35,059	3%	28,382	26,549	7%	10,247	10,916	(6)%

Costs and expenses
Cost of sales, operating and administrative
expenses	28,483	27,029		23,997	22,520		4,852	4,836
Interest and other financial charges	2,345	2,600		400	326		2,071	2,388
Investment contracts, insurance losses and
insurance annuity benefits	658	687		-	-		698	728
Provision for losses on financing receivables	968	1,010		-	-		968	1,010
Total costs and expenses	32,454	31,326	4%	24,397	22,846	7%	8,589	8,962	(4)%

Earnings from continuing operations
before income taxes	3,779	3,733	1%	3,985	3,703	8%	1,658	1,954	(15)%
Benefit (provision) for income taxes	(193)	(310)		(409)	(297)		216	(13)
Earnings from continuing operations	3,586	3,423	5%	3,576	3,406	5%	1,874	1,941	(3)%
Earnings (loss) from discontinued
operations, net of taxes	(41)	(124)		(41)	(124)		(36)	(123)
Net earnings	3,545	3,299	7%	3,535	3,282	8%	1,838	1,818	1%
Less net earnings (loss) attributable to
noncontrolling interests	-	166		(10)	149		10	17
Net earnings attributable
to the Company	3,545	3,133	13%	3,545	3,133	13%	1,828	1,801	1%
Preferred stock dividends declared	-	-		-	-		(161)	(135)
Net earnings attributable to
GE common shareowners	$3,545	$3,133	13%	$3,545	$3,133	13%	$1,667	$1,666	- %

Amounts attributable to GE common shareowners:
Earnings from continuing operations	$3,586	$3,423	5%	$3,576	$3,406	5%	$1,874	$1,941	(3)%
Less net earnings (loss) attributable to
noncontrolling interests	-	166		(10)	149		10	17
Earnings from continuing operations
attributable to the Company	3,586	3,257	10%	3,586	3,257	10%	1,864	1,924	(3)%
GECC preferred stock dividends declared	-	-		-	-		(161)	(135)
Earnings from continuing operations
attributable to GE common shareowners	3,586	3,257	10%	3,586	3,257	10%	1,703	1,789	(5)%
Earnings (loss) from discontinued
operations, net of taxes	(41)	(124)		(41)	(124)		(36)	(123)
Net earnings attributable to GE
common shareowners	$3,545	$3,133	13%	$3,545	$3,133	13%	$1,667	$1,666	- %

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$0.35	$0.31	13%
Basic earnings per share	$0.36	$0.32	13%

Per-share amounts - net earnings
Diluted earnings per share	$0.35	$0.30	17%
Basic earnings per share	$0.35	$0.30	17%

Total average equivalent shares
Diluted shares	10,110	10,328	(2)%
Basic shares	10,031	10,263	(2)%

Dividends declared per common share	$0.22	$0.19	16%

Amounts attributable to GE common shareowners:
Earnings from continuing operations	$3,586	$3,257	10%
Adjustment (net of tax): Non-operating
pension costs/(income)	344	430
Operating earnings (non-GAAP measure)	$3,930	$3,687	7%

Operating earnings – diluted earnings
per share	$0.39	$0.36	8%

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars. Supplemental data are shown for “GE” and “GECC.” Transactions between GE and GECC have been eliminated from the “Consolidated” columns. See Note 1 to the 2013 consolidated financial statements at www.ge.com/ar2013 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY
Condensed Statement of Earnings
(unaudited)
	Consolidated			GE(a)			Financial Services (GECC)
Six Months Ended June 30	2014	2013	V%	2014	2013	V%	2014	2013	V%
Revenues and other income
Sales of goods and services	$49,948	$46,689	7%	$50,237	$46,926	7%	$61	$57	7%
Other income	534	1,719		453	1,622		–	–
GECC earnings from continuing operations	–	–		3,797	3,862		–	–
GECC revenues from services	19,929	21,594		–	–		20,701	22,327
Total revenues and other income	70,411	70,002	1%	54,487	52,410	4%	20,762	22,384	(7)%

Costs and expenses
Cost of sales, operating and administrative
expenses	55,201	53,110		46,490	44,013		9,451	9,743
Interest and other financial charges	4,759	5,203		765	650		4,232	4,770
Investment contracts, insurance losses and
insurance annuity benefits	1,278	1,350		–	–		1,341	1,417
Provision for losses on financing receivables	1,938	2,467		–	–		1,938	2,467
Total costs and expenses	63,176	62,130	2%	47,255	44,663	6%	16,962	18,397	(8)%

Earnings from continuing operations
before income taxes	7,235	7,872	(8)%	7,232	7,747	(7)%	3,800	3,987	(5)%
Benefit (provision) for income taxes	(709)	(818)		(727)	(721)		18	(97)
Earnings from continuing operations	6,526	7,054	(7)%	6,505	7,026	(7)%	3,818	3,890	(2)%
Earnings (loss) from discontinued
operations, net of taxes	(29)	(244)		(29)	(244)		(24)	(243)
Net earnings	6,497	6,810	(5)%	6,476	6,782	(5)%	3,794	3,647	4%
Less net earnings (loss) attributable to
noncontrolling interests	(47)	150		(68)	122		21	28
Net earnings attributable
to the Company	$6,544	$6,660	(2)%	$6,544	$6,660	(2)%	$3,773	$3,619	4%
Preferred stock dividends declared	–	–		–	–		(161)	(135)
Net earnings attributable to
GE common shareowners	$6,544	$6,660	(2)%	$6,544	$6,660	(2)%	$3,612	$3,484	4%

Amounts attributable to GE common shareowners:
Earnings from continuing operations	$6,526	$7,054	(7)%	$6,505	$7,026	(7)%	$3,818	$3,890	(2)%
Less net earnings (loss) attributable to
noncontrolling interests	(47)	150		(68)	122		21	28
Earnings from continuing operations
attributable to the Company	6,573	6,904	(5)%	6,573	6,904	(5)%	3,797	3,862	(2)%
GECC preferred stock dividends declared	–	–		–	–		(161)	(135)
Earnings from continuing operations
attributable to GE common shareowners	6,573	6,904	(5)%	6,573	6,904	(5)%	3,636	3,727	(2)%
Earnings (loss) from discontinued
operations, net of taxes	(29)	(244)		(29)	(244)		(24)	(243)
Net earnings attributable to GE
common shareowners	$6,544	$6,660	(2)%	$6,544	$6,660	(2)%	$3,612	$3,484	4%

Per-share amounts - earnings from
continuing operations
Diluted earnings per share	$0.65	$0.66	(2)%
Basic earnings per share	$0.65	$0.67	(3)%

Per-share amounts - net earnings
Diluted earnings per share	$0.65	$0.64	2%
Basic earnings per share	$0.65	$0.65	- %

Total average equivalent shares
Diluted shares	10,120	10,374	(2)%
Basic shares	10,041	10,310	(3)%

Dividends declared per common share	$0.44	$0.38	16%

Amounts attributable to GE common shareowners:
Earnings from continuing operations	$6,573	$6,904	(5)%
Adjustment (net of tax): Non-operating
pension costs/(income)	686	853
Operating earnings (non-GAAP measure)	$7,259	$7,757	(6)%

Operating earnings – diluted earnings
per share	$0.72	$0.75	(4)%

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Dollar amounts and share amounts in millions; per-share amounts in dollars. Supplemental data are shown for “GE” and “GECC.” Transactions between GE and GECC have been eliminated from the “Consolidated” columns. See Note 1 to the 2013 consolidated financial statements at www.ge.com/ar2013 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY
Summary of Operating Segments
(unaudited)

	Three months ended June 30			Six months ended June 30
(Dollars in millions)	2014	2013	V%	2014	2013	V%

Revenues(a)
Power & Water	$6,292	$5,715	10%	$11,801	$10,540	12%
Oil & Gas	4,761	3,955	20%	9,069	7,354	23%
Energy Management	1,856	1,981	(6)%	3,528	3,729	(5)%
Aviation	6,090	5,303	15%	11,868	10,377	14%
Healthcare	4,483	4,490	- %	8,681	8,779	(1)%
Transportation	1,306	1,597	(18)%	2,533	3,019	(16)%
Appliances & Lighting	2,120	2,127	- %	3,977	4,044	(2)%
Total industrial segment revenues	26,908	25,168	7%	51,457	47,842	8%
GE Capital	10,247	10,916	(6)%	20,762	22,384	(7)%
Total segment revenues	37,155	36,084	3%	72,219	70,226	3%
Corporate items and eliminations(a)	(922)	(1,025)	10%	(1,808)	(224)	U
Consolidated revenues and other income from
continuing operations	$36,233	$35,059	3%	$70,411	$70,002	1%

Segment profit(a)
Power & Water	$1,133	$1,087	4%	$2,021	$1,806	12%
Oil & Gas	665	532	25%	1,111	857	30%
Energy Management	69	31	F	74	46	61%
Aviation	1,197	1,067	12%	2,312	2,003	15%
Healthcare	730	726	1%	1,300	1,321	(2)%
Transportation	270	313	(14)%	472	580	(19)%
Appliances & Lighting	102	83	23%	155	162	(4)%
Total industrial segment profit	4,166	3,839	9%	7,445	6,775	10%
GE Capital	1,703	1,789	(5)%	3,636	3,727	(2)%
Total segment profit	5,869	5,628	4%	11,081	10,502	6%

Corporate items and eliminations(a)	(1,474)	(1,748)	16%	(3,016)	(2,227)	(35)%
GE interest and other financial charges	(400)	(326)	(23)%	(765)	(650)	(18)%
GE provision for income taxes	(409)	(297)	(38)%	(727)	(721)	(1)%

Earnings from continuing operations
attributable to the Company	3,586	3,257	10%	6,573	6,904	(5)%

Earnings (loss) from discontinued operations,
net of taxes	(41)	(124)	67%	(29)	(244)	88%

Consolidated net earnings attributable
to the Company	$3,545	$3,133	13%	$6,544	$6,660	(2)%

(a)
Segment revenues includes both revenues and other income related to the segment. Segment profit excludes results reported as discontinued operations, earnings attributable to noncontrolling interests of consolidated subsidiaries, and accounting changes. Segment profit excludes or includes interest and other financial charges and income taxes according to how a particular segment’s management is measured – excluded in determining segment profit, which we sometimes refer to as “operating profit,” for Power & Water, Oil & Gas, Energy Management, Aviation, Healthcare, Transportation and Appliances & Lighting; included in determining segment profit, which we sometimes refer to as “net earnings,” for GE Capital. Certain corporate costs, such as shared services, employee benefits and information technology are allocated to our segments based on usage. A portion of the remaining corporate costs are allocated based on each segment’s relative net cost of operations. Effective in the second quarter of 2014, we began reporting our GE Capital segment results including the effects of the GECC preferred stock dividends.  The cost of these dividends had previously been reported in the GE Corporate Items and Eliminations line in the Company’s Summary of Operating Segments table. Presenting GE Capital segment results including the effects of the GECC preferred stock dividends aligns the way management currently measures the results of our financial services business. Prior-period information has been reclassified to be consistent with how we currently measure GE Capital.

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GENERAL ELECTRIC COMPANY
Summary of Operating Segments (unaudited)
Additional Information

	Three months ended June 30			Six months ended June 30
(Dollars in millions)	2014	2013	V%	2014	2013	V%

GE Capital

Revenues	$10,247	$10,916	(6)%	$20,762	$22,384	(7)%

Segment profit	$1,703	$1,789	(5)%	$3,636	$3,727	(2)%

Revenues
Commercial Lending and Leasing (CLL)	$3,611	$3,907	(8)%	$7,193	$7,414	(3)%
Consumer	3,598	3,650	(1)%	7,200	7,475	(4)%
Real Estate	664	872	(24)%	1,295	2,529	(49)%
Energy Financial Services	307	303	1%	776	646	20%
GE Capital Aviation Services (GECAS)	1,345	1,282	5%	2,690	2,661	1%

Segment profit
CLL	$541	$825	(34)%	$1,105	$1,223	(10)%
Consumer	472	830	(43)%	1,258	1,364	(8)%
Real Estate	289	435	(34)%	528	1,125	(53)%
Energy Financial Services	76	60	27%	229	143	60%
GECAS	343	304	13%	695	652	7%

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GENERAL ELECTRIC COMPANY
Condensed Statement of Financial Position (unaudited)
	Consolidated		GE(a)		Financial Services (GECC)
	June 30,	December 31,	June 30,	December 31,	June 30,	December 31,
(Dollars in billions)	2014	2013	2014	2013	2014	2013

Assets
Cash & marketable securities	$133.3	$132.5	$10.5	$14.0	$122.8	$118.5
Receivables	21.4	21.4	11.3	11.0	–	–
Inventories	19.7	17.3	19.6	17.3	0.1	0.1
Financing receivables - net	231.1	241.9	–	–	241.7	253.0
Property, plant & equipment - net	67.9	68.8	17.6	17.6	50.7	51.6
Investment in GECC	–	–	80.8	77.7	–	–
Goodwill & intangible assets	93.8	92.0	66.5	64.6	27.3	27.3
Other assets	79.9	80.0	25.1	23.7	62.2	63.9
Assets of businesses held for sale	3.3	0.1	–	–	3.3	0.1
Assets of discontinued operations	1.5	2.3	–	–	1.5	2.3

Total assets	$651.9	$656.3	$231.4	$225.9	$509.6	$516.8

Liabilities and equity
Borrowings and bank deposits	$378.7	$383.0	$16.6	$13.4	$363.0	$371.1
Investment contracts, insurance liabilities
and insurance annuity benefits	27.4	26.5	–	–	27.9	27.0
Other liabilities	104.3	106.1	79.9	81.0	31.2	31.8
Liabilities of businesses held for sale	0.3	–	–	–	0.3	–
Liabilities of discontinued operations	1.1	3.9	0.1	0.1	1.0	3.8
GE shareowners' equity	134.0	130.6	134.0	130.6	85.8	82.7
Noncontrolling interests	6.1	6.2	0.8	0.8	0.4	0.4

Total liabilities and equity	$651.9	$656.3	$231.4	$225.9	$509.6	$516.8

(a)	Refers to the Industrial businesses of the Company including GECC on an equity basis.

Supplemental consolidating data are shown for "GE" and "GECC." Transactions between GE and GECC have been eliminated from the "Consolidated" columns. See Note 1 to the 2013 consolidated financial statements at www.ge.com/ar2013 for further information about consolidation matters.

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GENERAL ELECTRIC COMPANY
Financial Measures That Supplement GAAP

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. We have referred to operating earnings, operating earnings per share (EPS), Industrial segment organic revenue growth, GE Capital ending net investment (ENI) excluding cash and equivalents, and cash generated from GE Industrial operating activities (Industrial CFOA). The reconciliations of these measures to the most comparable GAAP measures follow.

Operating Earnings and Operating Earnings Per Share

	Three months ended June 30			Six months ended June 30
(Dollars in millions; except earnings per share)	2014	2013	V%	2014	2013	V%

Earnings from continuing operations attributable to GE	$3,586	$3,257	10%	$6,573	$6,904	(5)%
Adjustment (net of tax): non-operating pension costs/(income)	344	430		686	853
Operating earnings	$3,930	$3,687	7%	$7,259	$7,757	(6)%

Earnings per share – diluted(a)
Continuing earnings per share	$0.35	$0.31	13%	$0.65	$0.66	(2)%
Adjustment (net of tax): non-operating pension costs/(income)	0.03	0.04		0.07	0.08
Operating earnings per share	$0.39	$0.36	8%	$0.72	$0.75	(4)%

(a)	Earnings-per-share amounts are computed independently. As a result, the sum of per-share amounts may not equal the total.

Operating earnings excludes non-service related pension costs of our principal pension plans comprising interest cost, expected return on plan assets and amortization of actuarial gains/losses. The service cost and prior service cost components of our principal pension plans are included in operating earnings. We believe that these components of pension cost better reflect the ongoing service-related costs of providing pension benefits to our employees. As such, we believe that our measure of operating earnings provides management and investors with a useful measure of the operational results of our business. Other components of GAAP pension cost are mainly driven by capital allocation decisions and market performance, and we manage these separately from the operational performance of our businesses. Neither GAAP nor operating pension costs are necessarily indicative of the current or future cash flow requirements related to our pension plan. We also believe that this measure, considered along with the corresponding GAAP measure, provides management and investors with additional information for comparison of our operating results to the operating results of other companies.

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Industrial Segment Organic Revenue Growth
	Three months ended June 30			Six months ended June 30
(Dollars in millions)	2014	2013	V%	2014	2013	V%

Segment revenues:
Power & Water	$6,292	$5,715		$11,801	$10,540
Oil & Gas	4,761	3,955		9,069	7,354
Energy Management	1,856	1,981		3,528	3,729
Aviation	6,090	5,303		11,868	10,377
Healthcare	4,483	4,490		8,681	8,779
Transportation	1,306	1,597		2,533	3,019
Appliances & Lighting	2,120	2,127		3,977	4,044
Industrial segment revenues	26,908	25,168	7%	51,457	47,842	8%
Less the effects of:
Acquisitions, business dispositions (other than dispositions of
businesses acquired for investment) and currency exchange rates	1,035	532		1,474	850
Industrial segment revenues excluding effects of acquisitions, business dispositions (other than dispositions of businesses acquired for investment)
and currency exchange rates (Industrial segment organic revenues)	$25,873	$24,636	5%	$49,983	$46,992	6%

Organic revenue growth measures revenue excluding the effects of acquisitions, business dispositions and currency exchange rates.  We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and currency exchange, which activities are subject to volatility and can obscure underlying trends.  We also believe that presenting organic revenue growth separately for our industrial businesses provides management and investors with useful information about the trends of our industrial businesses and enables a more direct comparison to other non-financial businesses and companies.  Management recognizes that the term "organic revenue growth" may be interpreted differently by other companies and under different circumstances. Although this may have an effect on comparability of absolute percentage growth from company to company, we believe that these measures are useful in assessing trends of the respective businesses or companies and may therefore be a useful tool in assessing period-to-period performance trends.

GE Capital Ending Net Investment (ENI), Excluding Cash and Equivalents

(In billions)	June 30, 2014	March 31, 2014	June 30, 2013

GECC total assets	$509.6	$510.4	$521.1
Less assets of discontinued operations	1.5	1.4	2.8
Less non-interest bearing liabilities	60.5	60.0	58.5
GE Capital ENI	447.6	449.0	459.8
Less cash and equivalents	76.3	75.3	69.5
GE Capital ENI, excluding cash and equivalents	$371.3	$373.7	$390.3

Variance to June 30, 2014		$(2.4)	$(19.0)
Percentage variance to June 30, 2014		(1)%	(5)%

We use ENI to measure the size of our GE Capital segment. We believe that this measure is a useful indicator of the capital (debt or equity) required to fund a business as it adjusts for non-interest-bearing current liabilities generated in the normal course of business that do not require a capital outlay. We also believe that by excluding cash and equivalents, we provide a meaningful measure of assets requiring capital to fund our GE Capital segment as a substantial amount of this cash and equivalents resulted from debt issuances to pre-fund future debt maturities and will not be used to fund additional assets. Providing this measure will help investors measure how we are performing against our previously communicated goal to reduce the size of our financial services segment.

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Industrial CFOA
	Six months ended June 30
(Dollars in millions)	2014	2013	V%

Cash from GE's operating activities (continuing operations) as reported	$3,371	$3,697	(9)%
Less dividends from GECC	1,416	1,947
Cash from GE's operating activities (continuing operations) excluding
dividends from GECC (Industrial CFOA)	$1,955	$1,750	12%

We define “Industrial CFOA” as GE’s cash from operating activities (continuing operations) less the amount of dividends received by GE from GECC. This includes the effects of intercompany transactions, including GE customer receivables sold to GECC; GECC services for trade receivables management and material procurement; buildings and equipment (including automobiles) leased by GE from GECC; information technology (IT) and other services sold to GECC by GE; aircraft engines manufactured by GE that are installed on aircraft purchased by GECC from third-party producers for lease to others; and various investments, loans and allocations of GE corporate overhead costs. We believe that investors may find it useful to compare GE’s operating cash flows without the effect of GECC dividends, since these dividends are not representative of the operating cash flows of our industrial businesses and can vary from period to period based upon the results of the financial services businesses. Management recognizes that these measures may not be comparable to cash flow results of companies which contain both industrial and financial services businesses, but believes that this comparison is aided by the provision of additional information about the amounts of dividends paid by our financial services business and the separate presentation in our financial statements of the GECC cash flows. We believe that our measure of Industrial CFOA provides management and investors with a useful measure to compare the capacity of our industrial operations to generate operating cash flow with the operating cash flow of other non-financial businesses and companies and as such provides useful measures to supplement the reported GAAP CFOA measure.

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